BGC PARTNERS
REPORTS THIRD QUARTER 2021 FINANCIAL RESULTS

NEW YORK – November 3, 2021 – BGC Partners, Inc. (Nasdaq: BGCP) ("BGC Partners" or "BGC" or the "Company"), a leading global brokerage and financial technology company, today reported its financial results for the quarter ended September 30, 2021.

Howard W. Lutnick, Chairman and CEO of BGC Partners:

"We are excited about the launch of FMX, our combined U.S. Treasury and Futures electronic marketplace. Leveraging the success of our proven, state-of-the-art Fenics UST platform, our FMX Futures solution will challenge the status quo of the current futures market[1]. Our clearing agreement with the LCH provides a unique clearing solution across U.S. futures and interest rate swaps. FMX was created in response to our customers' need for an integrated trading and clearing solution, that leverages the world's largest IRS clearing pool at LCH, to provide significant cross margin efficiencies.

We continued to grow our Fenics businesses at a strong double-digit pace and we improved all Adjusted Earnings metrics during the quarter. We also repurchased and redeemed over 45 million of our shares and units since the announced sale of our Insurance Brokerage business in May 2021, which closed earlier this week and delivered gross proceeds of $535 million."

SELECT FINANCIAL RESULTS[2]

Highlights of Consolidated Results (USD millions)	3Q21	3Q20	Change
Revenues	$473.7	$455.0	4.1%
GAAP income (loss) from operations before income taxes	(20.6)	17.3	NMF
GAAP net income (loss) for fully diluted shares	(11.4)	8.9	NMF
Adjusted Earnings before noncontrolling interest in subsidiaries and taxes	79.1	68.4	15.7%
Post-tax Adjusted Earnings	74.5	61.2	21.7%
Adjusted EBITDA	93.6	90.6	3.3%
Per Share Results	**3Q21**	**3Q20**	**Change**
GAAP fully diluted earnings (loss) per share	($0.03)	$0.02	NMF
Post-tax Adjusted Earnings per share	$0.14	$0.11	27.3%

[1] U.S. Futures Trading expected to begin mid-2022.

[2] U.S. Generally Accepted Accounting Principles is referred to as "GAAP". "GAAP income before income taxes and noncontrolling interests" and "Adjusted Earnings before noncontrolling interests and taxes" may be used interchangeably with "GAAP pre-tax income" and "pre-tax Adjusted Earnings", respectively. See the sections of this document including "Timing of Outlook for Certain GAAP and Non-GAAP Items", "Non-GAAP Financial Measures", "Adjusted Earnings Defined", "Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS", "Fully Diluted Weighted-Average Share Count under GAAP and for Adjusted Earnings", "Adjusted EBITDA Defined", "Reconciliation of GAAP Net Income (Loss) Available to Common Stockholders to Adjusted EBITDA", and "Liquidity Analysis", including any footnotes to these sections, for the complete and updated definitions of these non-GAAP terms and how, when and why management uses them, as well as for the differences between results under GAAP and non-GAAP for the periods discussed herein.

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THIRD QUARTER 2021 HIGHLIGHTS • Repurchased/redeemed 24.4 million Class A common shares during the quarter, and 45.2 million shares and units since the announced sale of BGC's Insurance Brokerage business, in May 20213. • Post-tax Adjusted Earnings increased 21.7 percent with a 228 basis point (bp) margin expansion. • Pre-tax Adjusted Earnings grew 15.7 percent with a 167 bp margin expansion. • Fenics net revenue of $95.3 million, up 18.7 percent from last year, representing 22.6 percent of financial services revenue4, a new record. • Fenics Markets5 revenue of $84.7 million, with a pre-tax Adjusted Earnings margin of 29.5 percent. • Fenics Growth Platforms6 revenue of $10.6 million, an improvement of 23.6 percent. • Fenics UST ADV grew by over 64 percent, outperforming the overall market. • Fenics UST CLOB market share, grew from 12 percent to over 19 percent in the third quarter7. • Portfolio Match U.S. investment grade credit volumes nearly doubled sequentially from the second quarter of 2021. • Capitalab NDF Match volumes improved by 30 percent from a year ago driving double-digit revenue growth. • Environmental brokerage grew by 87 percent, supporting the reduction of global carbon emissions and promoting clean and renewable energy. • Average front office productivity increased 14.2 percent, excluding Insurance, driven by Fenics technology and automation. SALE OF INSURANCE BROKERAGE BUSINESS On November 1, 2021, BGC closed the sale of its Insurance Brokerage business to The Ardonagh Group for gross proceeds of approximately $535 million8. The investment in Insurance Brokerage generated an internal rate of return of 21.2 percent for our shareholders. BGC has repurchased and redeemed over 45 million shares and units since announcing the sale on May 26, 2021. As a result of this sale which closed subsequent to the third quarter-end, the assets and liabilities associated with BGC's Insurance Brokerage business are presented as Held for Sale on the "Condensed Consolidated Statement of Financial Condition" for the period ending September 30, 2021. Page 2 3 For additional information, please see press release titled "BGC Announces Agreement to Sell its Insurance Brokerage Business to The Ardonagh Group for $500 million" dated May 26, 2021; and press release titled “BGC Completes Sale of Insurance Brokerage Business to The Ardonagh Group" dated November 1, 2021. 4 Financial services revenue excludes Insurance brokerage. 5 Fenics Markets includes the fully electronic portions of BGC’s brokerage businesses, Data, Software and Post-trade revenues that are unrelated to Fenics Growth Platforms, as well as Fenics Integrated revenues. Businesses are categorized as “Fenics Integrated” if they utilize sufficient levels of technology such that significant amounts of their transactions can be, or are, executed without broker intervention and have expected pre-tax Adjusted Earnings margins of at least 25 percent. 6 Fenics Growth Platforms include Fenics UST, Fenics GO, Lucera, Fenics FX and other newer standalone platforms. 7 Central limit order book (“CLOB”) market share is from Greenwich Associates and BGC’s internal estimates. From 3Q 2021 onward, Greenwich Associates updated its methodology for calculating CLOB market share to more accurately reflect CLOB-only trading volumes. 8 BGC received approximately $535 million in gross proceeds, subject to limited post-closing adjustments.

DISCUSSION OF RESULTS

BGC generated total revenue of $473.7 million during the third quarter of 2021, an improvement of 4.1 percent from a year ago. Industry-wide trading conditions were mixed during the third quarter, with solid activity across Rates and Energy and Commodities, while Credit volumes were challenged on tighter credit spreads and muted volatility. Fenics net revenue grew 18.7 percent compared to the prior year, and represented a record 22.6 percent of total financial services revenue, increasing from 19.5 percent a year ago[3]. Fenics revenue contribution and significantly improved front-office productivity drove Adjusted Earnings higher during the quarter.

CONSOLIDATED REVENUES

Consolidated Revenues (USD millions)	3Q21	3Q20	Change
Rates	$128.5	$119.3	7.7%
Foreign Exchange	73.0	73.3	(0.4)%
Credit	59.0	68.1	(13.3)%
Energy and Commodities	74.3	65.9	12.8%
Equity Derivatives and Cash Equities	54.7	47.4	15.4%
Insurance	51.5	43.3	19.0%
Total brokerage revenues	**$441.0**	**$417.2**	**5.7%**
Data, Software, and Post-trade	22.2	21.5	3.3%
Fees from related parties, interest and dividend income, and other revenues	10.5	16.3	(35.6)%
Total revenues	**$473.7**	**$455.0**	**4.1%**

BGC reported total revenue of $473.7 million for the third quarter of 2021, 4.1 percent higher than a year ago. Revenue performance across the business was as follows[9]:

- Voice / Hybrid, including other revenue, generated revenue of $326.8 million, down 1.4% due to the continued conversion of Voice / Hybrid to Fenics revenue.
- Fenics reported third quarter net revenue of $95.3 million, an improvement of 18.7 percent, with a pre-tax Adjusted Earnings margin of 29.5 percent across its Fenics Markets business.

BGC's Rates business grew 7.7 percent with particular strength across U.S. government bonds, inflation products, listed rates, and emerging market rates. Equity Derivatives and Cash Equities had strong revenue growth of 15.4 percent, driven by both U.S. and European equity derivatives. Energy and Commodities

[9] Excludes Insurance brokerage unless otherwise stated.

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generated 12.8 percent revenue growth, led by BGC's leading environmental brokerage business, and heightened volatility across the energy complex. These improvements were offset by lower Credit revenue.

Total brokerage revenue improved 5.7 percent, despite front-office personnel decreasing by 8.6 percent compared to last year. Beginning last year, the Company selectively reduced less productive front-office headcount. These reductions were made alongside increased migration towards Fenics technology solutions, which helped drive average productivity 14.2 percent higher and pre-tax Adjusted Earnings up 15.7 percent compared to a year ago[10].

FENICS

Fenics Revenues (USD millions)	3Q21	3Q20	Change
Fenics Markets	$84.7	$71.7	18.1%
Fenics Growth Platforms	10.6	8.6	23.6%
Fenics net revenues	**$95.3**	**$80.3**	**18.7%**
Technology services (inter-company)	15.8	14.0	12.6%
Total Fenics revenues	**$111.1**	**$94.3**	**17.8%**

Overall Fenics net revenue increased by 18.7 percent in the third quarter, driven by solid double-digit revenue growth across both Fenics Markets and Fenics Growth Platforms.

Fenics Growth Platforms revenue improved 23.6 percent from a year ago, driven by revenue growth across Fenics UST, Fenics FX, Fenics GO, and Lucera:

- Fenics UST revenue increased over seven-fold, driven by market leading ADV growth, optimization of commercial agreements, new product offerings, and onboarding of new clients. During the third quarter, Fenics UST had ADV growth of over 64 percent, outpacing the overall market. Fenics UST CLOB market share increased from 12 percent a year ago to over 19 percent in the third quarter[11]. Fenics UST provides the tightest markets, offering prices inside of competing platforms' bid and offer spreads on benchmark U.S. Treasuries. Additionally, Fenics UST launched U.S. Repos on the platform in August.
- Fenics FX, an ultra-low latency electronic FX trading platform, generated strong double-digit revenue growth against a challenging trading environment with tempered FX volatility. Fenics FX growth was driven by new clients, and improved fee capture. Its new non-deliverable forwards ("NDF") offering, which launched in the first quarter of 2021, continued to gain traction, with third quarter volumes improving by over 175 percent versus the first quarter of 2021 and over 45 percent quarter-over-quarter.
- Lucera, BGC's infrastructure and software business, made significant progress onboarding new institutional and bank clients during the quarter. Winning new clients and expanding existing relationships adds to Lucera's highly recurring and compounding subscription revenue base.

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[10] Productivity and Headcount figures exclude Insurance brokerage.

[11] Central limit order book ("CLOB") market share is from Greenwich Associates and BGC's internal estimates. From 3Q 2021 onward, Greenwich Associates updated its methodology for calculating CLOB market share to more accurately reflect CLOB-only trading volumes.

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Additionally, Lucera started offering clients access to cryptocurrency trading venues, leveraging its leading connectivity to exchanges, trading platforms, and custodians. Lucera's cryptocurrency solution is focused on providing clients with world-class infrastructure that offers fully compliant workflows. ▪ Fenics GO, the global options electronic trading platform, more than doubled its revenue from a year ago, driven by the integration of Fenics' existing electronic equities platform MatchBox into its offering. MatchBox is an online platform that automates the trading, booking, and lifecycle management of global equity derivative contracts. The integration of these two electronic platforms provides Fenics GO clients with a comprehensive electronic equity derivatives trading solution. ▪ Fenics' Credit offering, Portfolio Match, a recently deployed session-based, matching platform, continued to gain traction during the quarter with U.S. investment grade credit volumes nearly doubling sequentially from the second quarter of 2021. Portfolio Match currently supports U.S. and European investment grade credit, and European high yield credit. U.S. high yield credit sessions are expected to launch during the fourth quarter of 2021. Fenics Markets revenue improved by 18.1 percent, driven by Rates, FX and Market Data: ▪ Fenics MIDFX, the leading wholesale FX hedging platform, grew its revenue by approximately 44 percent versus the prior year, driven by higher activity across its spot FX and its newer Asian NDF offering, which has continued to gain traction throughout the year. ▪ Fenics Market Data signed 43 new contracts during the third quarter, with the total contracted value increasing by over 200 percent compared to last year. Fenics Market Data has highly recurring and compounding subscription revenue. ▪ Capitalab's NDF Match business, an advanced web-based matching platform that helps clients reduce foreign exchange exposure, grew its volumes by 30 percent, driving double-digit revenue growth compared to a year ago. The Company launched FMX, which combines its leading Fenics UST business and FMX Futures platform. FMX will deliver an integrated trading and clearing solution, utilizing Fenics UST's trading technology and network, combined with the world's largest IRS clearing pool at LCH. BGC's FMX will offer a fully electronic, U.S. Rates cash and futures platform, with a unique clearing solution, providing cross margining offset efficiencies. With respect to value creation, FMX expects key strategic partners to invest in the business and that FMX will open for trading in the middle of 2022. Page 5

CONSOLIDATED EXPENSES AND TAXES AND NONCONTROLLING INTEREST[12]

Consolidated Expenses (USD millions)	3Q21	3Q20	Change
Compensation and employee benefits under GAAP	$257.6	$244.6	5.3%
Equity-based compensation and allocations of net income to limited partnership units and FPUs	78.5	33.0	137.8%
Non-compensation expenses under GAAP	164.7	166.4	(1.0)%
Total expenses under GAAP	**$500.8**	**$444.1**	**12.8%**
Compensation and employee benefits for Adjusted Earnings	$252.0	$241.6	4.3%
Non-compensation expenses for Adjusted Earnings	146.3	147.5	(0.9)%
Total expenses for Adjusted Earnings	**$398.3**	**$389.1**	**2.3%**

The Company's compensation and employee benefits expense under GAAP and Adjusted Earnings increased in the third quarter of 2021 due to higher revenues compared to a year ago. Equity-based compensation and allocations of net income to limited partnership units and FPUs, increased 137.8 percent, primarily due to BGC's volume weighted average share price more than doubling compared to the year ago period.

Non-compensation expenses under GAAP and Adjusted Earnings decreased by 1.0 percent and 0.9 percent, respectfully, primarily due to lower interest expense, fees to related parties, and other expenses. These expense reductions were partially offset by higher selling and promotion charges, as COVID-19 restrictions have relaxed across many of the major geographies in which BGC operates.

Taxes and Noncontrolling Interest (USD millions)	3Q21	3Q20	Change
GAAP provision (benefit) for income taxes	($6.7)	$8.6	NMF
Provision for income taxes for Adjusted Earnings	3.9	7.9	(49.8)%
GAAP net income (loss) attributable to noncontrolling interest in subsidiaries	(2.5)	(0.1)	NMF
Net income (loss) attributable to noncontrolling interest in subsidiaries for Adjusted Earnings	0.7	(0.7)	196.9%

[12] For additional information on "Equity-based compensation and allocations of net income to limited partnership units and FPUs", please see the section of this document titled "Adjusted Earnings Defined" and the footnotes to the table titled "Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS".

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CONSOLIDATED SHARE COUNT[13]

Consolidated Share Count (USD millions)	3Q21	3Q20	Change	2Q21	Change (QoQ)
Fully diluted weighted-average share count under GAAP	387.1	364.6	6.2%	563.9	(31.4)%
Fully diluted weighted-average share count for Adjusted Earnings	530.4	549.2	(3.4)%	563.9	(5.9)%
Fully diluted spot share count under GAAP and Adjusted Earnings	517.2	548.1	(5.6)%	539.3	(4.1)%

BGC's fully diluted spot share count decreased by 22.1 million shares, or 4.1 percent sequentially, which reflected 24.4 million Class A common share repurchases during the quarter. Compared to a year ago, BGC's fully diluted spot share count decreased by 30.9 million shares, or 5.6 percent, which reflected the repurchase and redemption of 45.2 million shares and units since the sale announcement of BGC's Insurance Brokerage business on May 26, 2021.

BGC's fully diluted weighted-average share count under GAAP may differ from the fully diluted weighted-average share count for Adjusted Earnings to avoid anti-dilution in certain periods. This also impacts GAAP net income (loss) for fully diluted shares in such periods.

SELECT BALANCE SHEET METRICS[14]

BGC's liquidity was $485.6 million as of September 30, 2021 compared with $655.2 million as of year-end 2020. Cash and cash equivalents were $450.8 million as of September 30, 2021 versus $596.3 million as of December 31, 2020, while notes payable and other borrowings were $1,352.5 million compared with $1,315.9 million. Total capital was $703.8 million compared with $832.0 million as of year-end 2020. BGC's balance sheet will further improve due to the $535 million in gross proceeds received on November 1, 2021. A portion of these proceeds have already been used to fully repay the borrowings under the Company's Revolving Credit Agreement, reducing outstanding notes payable and other borrowings.

Due to BGC's Insurance Brokerage business being classified as "Held for Sale" as of September 30, 2021, select balance sheet metrics are not fully comparable. Assets related to the Insurance Brokerage business, including cash and cash equivalents are excluded, and reflected within "Assets held for sale", as of September 30, 2021, but not as of December 31, 2020. Additionally, liabilities related to the Insurance Brokerage business are treated as "Liabilities held for sale" on the "Condensed Consolidated Statement of Financial Condition".

[13] "Spot" is used interchangeably with the end-of-period share count.

[14] The Company considers liquidity to be comprised of the sum of cash and cash equivalents, reverse repurchase agreements (if any), securities owned, and marketable securities, less securities lent out in securities loaned transactions and repurchase agreements (if any). "Cash segregated under regulatory requirements" is not included in liquidity. For more information regarding Liquidity, see the section of this document and/or the Company's most recent financial results press release titled "Liquidity Analysis", including any footnotes to the same, for details about how BGC's non-GAAP results are reconciled to those under GAAP. The Company considers liquidity to be an important metric for determining the amount of cash that is available or that could be readily available to the Company on short notice. The Company defines net debt as notes payable and other borrowings less liquidity. Total capital is defined as redeemable partnership interest, total stockholders' equity and noncontrolling interest in subsidiaries.

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OUTLOOK

BGC's revenues, excluding Insurance Brokerage, were approximately 9 percent higher for the first 21 trading days of the fourth quarter of 2021, when compared to the same period in 2020.

The fourth quarter of 2020 included $49.1 million of Insurance Brokerage revenue.

Metric (USD millions)	Guidance	Actual
	4Q21	4Q20
Revenues	$445 - $495	$479.4
Pre-tax Adjusted Earnings	$80 - $100	$79.3
	FY 2021	FY 2020
Adjusted Earnings Tax Rate (%)	9 - 11%	10.8%

DIVIDEND INFORMATION

On November 2, 2021, BGC Partners' Board of Directors declared a quarterly qualified cash dividend of $0.01 per share payable on December 7, 2021 to Class A and Class B common stockholders of record as of November 23, 2021. The ex-dividend date will be November 22, 2021.

POSSIBLE CORPORATE CONVERSION[15]

The Company continues to explore a possible conversion into a simpler corporate structure. BGC's board and committees have hired advisors and are reviewing the potential structure and details of such conversion.

ONLINE AVAILABILTY OF INVESTOR PRESENTATION AND ADDITIONAL FINANCIAL INFORMATION

An investor presentation as well as Excel versions of the tables at the end of this document are available for download at http://ir.bgcpartners.com. Additional detail on overall Fenics revenues is available in the supplemental Excel financial tables that accompany this press release at http://ir.bgcpartners.com. The Excel tables and earnings presentation contain the results discussed in this document as well as other useful information that may not be contained herein. Please see the sections titled "Impact of COVID-19 on Employees" and "Impact of COVID-19 on the Company's Results" in the Company's most recent report on Form 10-K for the impact of the pandemic on the Company's employees, clients, and results.

BGC CONFERENCE CALL AND INVESTOR PRESENTATION

BGC will hold a conference call on the date of this release to discuss third quarter 2021 results starting at 10:00 a.m. ET. A live webcast of the call, along with an investor presentation summarizing BGC's consolidated non-GAAP results, will be accessible at http://ir.bgcpartners.com. Alternatively, interested parties can access the call by dialing +1 844-757-5722 (U.S.) or +1 412-542-4119 (international) and entering passcode 1016-0742. After the conference call, an archived recording will be available at http://ir.bgcpartners.com.

[15] BGC may refer to its current corporate structure as an "UP-C", which stands for Umbrella Partnership/C-Corporation.

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BGC PARTNERS, INC. CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (in thousands, except per share data) (unaudited) September 30, December 31, 2021 2020 Assets Cash and cash equivalents $ 450,830 $ 596,291 Cash segregated under regulatory requirements 19,059 257,115 Securities owned 37,430 58,572 Marketable securities 348 349 Receivables from broker-dealers, clearing organizations, customers and related broker-dealers 1,818,893 304,022 Accrued commissions and other receivables, net 322,250 739,009 Loans, forgivable loans and other receivables from employees and partners, net 375,982 408,142 Fixed assets, net 199,349 216,024 Investments 30,782 38,008 Goodwill 486,885 556,211 Other intangible assets, net 212,048 287,157 Receivables from related parties 6,124 11,915 Other assets 452,841 480,427 Assets held for sale 1,002,786 — Total assets $ 5,415,607 $ 3,953,242 Liabilities, Redeemable Partnership Interest, and Equity Short-term borrowings $ 3,677 $ 3,849 Repurchase agreements 2,997 — Accrued compensation 169,183 220,726 Payables to broker-dealers, clearing organizations, customers and related broker-dealers 1,662,463 179,721 Payables to related parties 93,560 36,921 Accounts payable, accrued and other liabilities 627,994 1,364,119 Notes payable and other borrowings 1,352,531 1,315,935 Liabilities held for sale 799,366 — Total liabilities 4,711,771 3,121,271 Redeemable partnership interest 18,671 20,674 Equity Stockholders' equity: Class A common stock, par value $0.01 per share; 750,000 shares authorized; 426,015 and 373,545 shares issued at September 30, 2021 and December 31, 2020, respectively; and 333,408 and 323,018 shares outstanding at September 30, 2021 and December 31, 2020, respectively 4,260 3,735 Class B common stock, par value $0.01 per share; 150,000 shares authorized; 45,884 shares issued and outstanding at each of September 30, 2021 and December 31, 2020, convertible into Class A common stock 459 459 Additional paid-in capital 2,421,098 2,375,113 Treasury stock, at cost: 92,607 and 50,527 shares of Class A common stock at (513,963) (315,313) September 30, 2021 and December 31, 2020, respectively Retained deficit (1,244,718) (1,280,828) Accumulated other comprehensive income (loss) (36,232) (28,930) Total stockholders' equity 630,904 754,236 Noncontrolling interest in subsidiaries 54,261 57,061 Total equity 685,165 811,297 Total liabilities, redeemable partnership interest and equity $ 5,415,607 $ 3,953,242 Page 9

BGC PARTNERS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data) (unaudited) Three Months Ended September 30, Nine Months Ended September 30, Revenues: 2021 2020 2021 2020 Commissions $ 367,016 $ 352,027 $ 1,192,004 $ 1,190,522 Principal transactions 73,997 65,182 254,757 277,946 Total brokerage revenues 441,013 417,209 1,446,761 1,468,468 Fees from related parties 3,470 8,814 11,500 20,897 Data, software and post-trade 22,238 21,523 65,826 61,060 Interest and dividend income 3,042 2,418 17,535 13,115 Other revenues 3,984 5,078 12,151 13,795 Total revenues 473,747 455,042 1,553,773 1,577,335 Expenses: Compensation and employee benefits 257,604 244,648 836,533 873,691 Equity-based compensation and allocations of net income to limited partnership units and FPUs 78,490 33,007 170,275 103,030 Total compensation and employee benefits 336,094 277,655 1,006,808 976,721 Occupancy and equipment 46,049 45,924 141,598 145,074 Fees to related parties 5,674 7,728 15,574 18,590 Professional and consulting fees 16,836 15,755 53,071 55,839 Communications 29,305 30,097 89,891 91,165 Selling and promotion 9,586 5,942 25,692 31,338 Commissions and floor brokerage 15,908 12,933 48,145 45,730 Interest expense 16,735 19,665 53,268 54,796 Other expenses 24,614 28,367 64,423 67,445 Total non-compensation expenses 164,707 166,411 491,662 509,977 Total expenses 500,801 444,066 1,498,470 1,486,698 Other income (losses), net: Gains (losses) on divestitures and sale of investments 92 (9) 60 (9) Gains (losses) on equity method investments 1,816 1,527 4,605 3,669 Other income (loss) 4,513 4,779 11,783 (107) Total other income (losses), net 6,421 6,297 16,448 3,553 Income (loss) from operations before income taxes (20,633) 17,273 71,751 94,190 Provision (benefit) for income taxes (6,692) 8,558 7,056 28,032 Consolidated net income (loss) $ (13,941) $ 8,715 $ 64,695 $ 66,158 Less: Net income (loss) attributable to noncontrolling interest in subsidiaries (2,539) (135) 17,141 17,067 Net income (loss) available to common stockholders $ (11,402) $ 8,850 $ 47,554 $ 49,091 Page 10

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data) (unaudited) Continued Three Months Ended September 30, Nine Months Ended September 30, 2021 2020 2021 2020 Per share data: Basic earnings (loss) per share Net income (loss) available to common stockholders $ (11,402) $ 8,850 $ 47,554 $ 49,091 Basic earnings (loss) per share $ (0.03) $ 0.02 $ 0.12 $ 0.14 Basic weighted-average shares of common stock outstanding 387,121 363,244 382,161 360,629 Fully diluted earnings (loss) per share Net income (loss) for fully diluted shares $ (11,402) $ 8,850 $ 56,033 $ 71,609 Fully diluted earnings (loss) per share $ (0.03) $ 0.02 $ 0.12 $ 0.13 Fully diluted weighted-average shares of common stock outstanding 387,121 364,602 452,083 544,475 Page 11

Non-GAAP Financial Measures This document contains non-GAAP financial measures that differ from the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Non-GAAP financial measures used by the Company include “Adjusted Earnings before noncontrolling interests and taxes”, which is used interchangeably with “pre-tax Adjusted Earnings”; “Post-tax Adjusted Earnings to fully diluted shareholders”, which is used interchangeably with “post-tax Adjusted Earnings”; “Adjusted EBITDA”; and “Liquidity”. The definitions of these terms are below. Adjusted Earnings Defined BGC uses non-GAAP financial measures, including “Adjusted Earnings before noncontrolling interests and taxes” and “Post-tax Adjusted Earnings to fully diluted shareholders”, which are supplemental measures of operating results used by management to evaluate the financial performance of the Company and its consolidated subsidiaries. BGC believes that Adjusted Earnings best reflect the operating earnings generated by the Company on a consolidated basis and are the earnings which management considers when managing its business. As compared with “Income (loss) from operations before income taxes” and “Net income (loss) for fully diluted shares”, both prepared in accordance with GAAP, Adjusted Earnings calculations primarily exclude certain non-cash items and other expenses that generally do not involve the receipt or outlay of cash by the Company and/or which do not dilute existing stockholders. In addition, Adjusted Earnings calculations exclude certain gains and charges that management believes do not best reflect the ordinary results of BGC. Adjusted Earnings is calculated by taking the most comparable GAAP measures and adjusting for certain items with respect to compensation expenses, non-compensation expenses, and other income, as discussed below. Calculations of Compensation Adjustments for Adjusted Earnings and Adjusted EBITDA Treatment of Equity-Based Compensation Line Item for Adjusted Earnings and Adjusted EBITDA The Company’s Adjusted Earnings and Adjusted EBITDA measures exclude all GAAP charges included in the line item “Equity-based compensation and allocations of net income to limited partnership units and FPUs” (or “equity-based compensation” for purposes of defining the Company’s non-GAAP results) as recorded on the Company’s GAAP Consolidated Statements of Operations and GAAP Consolidated Statements of Cash Flows. These GAAP equity-based compensation charges reflect the following items: • Charges with respect to grants of exchangeability, which reflect the right of holders of limited partnership units with no capital accounts, such as LPUs and PSUs, to exchange these units into shares of common stock, or into partnership units with capital accounts, such as HDUs, as well as cash paid with respect to taxes withheld or expected to be owed by the unit holder upon such exchange. The withholding taxes related to the exchange of certain non-exchangeable units without a capital account into either common shares or units with a capital account may be funded by the redemption of preferred units such as PPSUs. • Charges with respect to preferred units. Any preferred units would not be included in the Company’s fully diluted share count because they cannot be made exchangeable into shares of common stock and are entitled only to a fixed distribution. Preferred units are granted in connection with the grant of certain limited partnership units that may be granted exchangeability or redeemed in connection with the grant of shares of common stock at ratios designed to cover any withholding taxes expected to be paid. This is an alternative Page 12 to the common practice among public companies of issuing the gross amount of shares to employees, subject to cashless withholding of shares, to pay applicable withholding taxes. • GAAP equity-based compensation charges with respect to the grant of an offsetting amount of common stock or partnership units with capital accounts in connection with the redemption of non-exchangeable units, including PSUs and LPUs. • Charges related to amortization of RSUs and limited partnership units. • Charges related to grants of equity awards, including common stock or partnership units with capital accounts. • Allocations of net income to limited partnership units and FPUs. Such allocations represent the pro-rata portion of post-tax GAAP earnings available to such unit holders. The amounts of certain quarterly equity-based compensation charges are based upon the Company’s estimate of such expected charges during the annual period, as described further below under “Methodology for Calculating Adjusted Earnings Taxes.” Virtually all of BGC’s key executives and producers have equity or partnership stakes in the Company and its subsidiaries and generally receive deferred equity or limited partnership units as part of their compensation. A significant percentage of BGC’s fully diluted shares are owned by its executives, partners and employees. The Company issues limited partnership units as well as other forms of equity-based compensation, including grants of exchangeability into shares of common stock, to provide liquidity to its employees, to align the interests of its employees and management with those of common stockholders, to help motivate and retain key employees, and to encourage a collaborative culture that drives cross-selling and revenue growth. All share equivalents that are part of the Company’s equity-based compensation program, including REUs, PSUs, LPUs, HDUs, and other units that may be made exchangeable into common stock, as well as RSUs (which are recorded using the treasury stock method), are included in the fully diluted share count when issued or at the beginning of the subsequent quarter after the date of grant. Generally, limited partnership units other than preferred units are expected to be paid a pro-rata distribution based on BGC’s calculation of Adjusted Earnings per fully diluted share. However, out of an abundance of caution and in order to strengthen the Company’s balance sheet due the uncertain macroeconomic conditions with respect to the COVID-19 pandemic, BGC Holdings, L.P. has reduced its distributions of income from the operations of BGC’s businesses to its partners. Compensation charges are also adjusted for certain other cash and non-cash items, including those related to the amortization of GFI employee forgivable loans granted prior to the closing of the January 11, 2016 back- end merger with GFI. Certain Other Compensation-Related Adjustments for Adjusted Earnings BGC also excludes various other GAAP items that management views as not reflective of the Company’s underlying performance in a given period from its calculation of Adjusted Earnings. These may include compensation-related items with respect to cost-saving initiatives, such as severance charges incurred in connection with headcount reductions as part of broad restructuring and/or cost savings plans. Page 13

Calculation of Non-Compensation Adjustments for Adjusted Earnings Adjusted Earnings calculations may also exclude items such as: • Non-cash GAAP charges related to the amortization of intangibles with respect to acquisitions; • Acquisition related costs; • Certain rent charges; • Non-cash GAAP asset impairment charges; and • Various other GAAP items that management views as not reflective of the Company’s underlying performance in a given period, including non-compensation-related charges incurred as part of broad restructuring and/or cost savings plans. Such GAAP items may include charges for exiting leases and/or other long-term contracts as part of cost-saving initiatives, as well as non-cash impairment charges related to assets, goodwill and/or intangibles created from acquisitions. Calculation of Adjustments for Other (income) losses for Adjusted Earnings Adjusted Earnings calculations also exclude certain other non-cash, non-dilutive, and/or non-economic items, which may, in some periods, include: • Gains or losses on divestitures; • Fair value adjustment of investments; • Certain other GAAP items, including gains or losses related to BGC's investments accounted for under the equity method; and • Any unusual, one-time, non-ordinary, or non-recurring gains or losses. Methodology for Calculating Adjusted Earnings Taxes Although Adjusted Earnings are calculated on a pre-tax basis, BGC also reports post-tax Adjusted Earnings to fully diluted shareholders. The Company defines post-tax Adjusted Earnings to fully diluted shareholders as pre-tax Adjusted Earnings reduced by the non-GAAP tax provision described below and net income (loss) attributable to noncontrolling interest for Adjusted Earnings. The Company calculates its tax provision for post-tax Adjusted Earnings using an annual estimate similar to how it accounts for its income tax provision under GAAP. To calculate the quarterly tax provision under GAAP, BGC estimates its full fiscal year GAAP income (loss) from operations before income taxes and noncontrolling interests in subsidiaries and the expected inclusions and deductions for income tax purposes, including expected equity-based compensation during the annual period. The resulting annualized tax rate is applied to BGC’s quarterly GAAP income (loss) from operations before income taxes and noncontrolling interests in subsidiaries. At the end of the annual period, the Company updates its estimate to reflect the actual tax amounts owed for the period. To determine the non-GAAP tax provision, BGC first adjusts pre-tax Adjusted Earnings by recognizing any, and only, amounts for which a tax deduction applies under applicable law. The amounts include charges with respect to equity-based compensation; certain charges related to employee loan forgiveness; certain net operating loss carryforwards when taken for statutory purposes; and certain charges related to tax goodwill amortization. These adjustments may also reflect timing and measurement differences, including treatment of employee loans; changes in the value of units between the dates of grants of exchangeability and the date of Page 14 actual unit exchange; variations in the value of certain deferred tax assets; and liabilities and the different timing of permitted deductions for tax under GAAP and statutory tax requirements. After application of these adjustments, the result is the Company’s taxable income for its pre-tax Adjusted Earnings, to which BGC then applies the statutory tax rates to determine its non-GAAP tax provision. BGC views the effective tax rate on pre-tax Adjusted Earnings as equal to the amount of its non-GAAP tax provision divided by the amount of pre-tax Adjusted Earnings. Generally, the most significant factor affecting this non-GAAP tax provision is the amount of charges relating to equity-based compensation. Because the charges relating to equity-based compensation are deductible in accordance with applicable tax laws, increases in such charges have the effect of lowering the Company’s non- GAAP effective tax rate and thereby increasing its post-tax Adjusted Earnings. BGC incurs income tax expenses based on the location, legal structure and jurisdictional taxing authorities of each of its subsidiaries. Certain of the Company’s entities are taxed as U.S. partnerships and are subject to the Unincorporated Business Tax (“UBT”) in New York City. Any U.S. federal and state income tax liability or benefit related to the partnership income or loss, with the exception of UBT, rests with the unit holders rather than with the partnership entity. The Company’s consolidated financial statements include U.S. federal, state, and local income taxes on the Company’s allocable share of the U.S. results of operations. Outside of the U.S., BGC is expected to operate principally through subsidiary corporations subject to local income taxes. For these reasons, taxes for Adjusted Earnings are expected to be presented to show the tax provision the consolidated Company would expect to pay if 100 percent of earnings were taxed at global corporate rates. Calculations of Pre- and Post-Tax Adjusted Earnings per Share BGC’s pre- and post-tax Adjusted Earnings per share calculations assume either that: • The fully diluted share count includes the shares related to any dilutive instruments, but excludes the associated expense, net of tax, when the impact would be dilutive; or • The fully diluted share count excludes the shares related to these instruments, but includes the associated expense, net of tax. The share count for Adjusted Earnings excludes certain shares and share equivalents expected to be issued in future periods but not yet eligible to receive dividends and/or distributions. Each quarter, the dividend payable to BGC’s stockholders, if any, is expected to be determined by the Company’s Board of Directors with reference to a number of factors, including post-tax Adjusted Earnings per share. BGC may also pay a pro-rata distribution of net income to limited partnership units, as well as to Cantor for its noncontrolling interest. The amount of this net income, and therefore of these payments per unit, would be determined using the above definition of Adjusted Earnings per share on a pre-tax basis. The declaration, payment, timing, and amount of any future dividends payable by the Company will be at the discretion of its Board of Directors using the fully diluted share count. For more information on any share count adjustments, see the table titled “Fully Diluted Weighted-Average Share Count under GAAP and for Adjusted Earnings”. Page 15

Management Rationale for Using Adjusted Earnings BGC’s calculation of Adjusted Earnings excludes the items discussed above because they are either non-cash in nature, because the anticipated benefits from the expenditures are not expected to be fully realized until future periods, or because the Company views results excluding these items as a better reflection of the underlying performance of BGC’s ongoing operations. Management uses Adjusted Earnings in part to help it evaluate, among other things, the overall performance of the Company’s business, to make decisions with respect to the Company’s operations, and to determine the amount of dividends payable to common stockholders and distributions payable to holders of limited partnership units. Dividends payable to common stockholders and distributions payable to holders of limited partnership units are included within “Dividends to stockholders” and “Earnings distributions to limited partnership interests and noncontrolling interests,” respectively, in our unaudited condensed consolidated statements of cash flows. The term “Adjusted Earnings” should not be considered in isolation or as an alternative to GAAP net income (loss). The Company views Adjusted Earnings as a metric that is not indicative of liquidity, or the cash available to fund its operations, but rather as a performance measure. Pre- and post-tax Adjusted Earnings, as well as related measures, are not intended to replace the Company’s presentation of its GAAP financial results. However, management believes that these measures help provide investors with a clearer understanding of BGC’s financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that the GAAP and Adjusted Earnings measures of financial performance should be considered together. For more information regarding Adjusted Earnings, see the sections of this document and/or the Company’s most recent financial results press release titled “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS”, including the related footnotes, for details about how BGC’s non-GAAP results are reconciled to those under GAAP. Adjusted EBITDA Defined BGC also provides an additional non-GAAP financial performance measure, “Adjusted EBITDA”, which it defines as GAAP “Net income (loss) available to common stockholders”, adjusted to add back the following items: • Provision (benefit) for income taxes; • Net income (loss) attributable to noncontrolling interest in subsidiaries; • Interest expense; • Fixed asset depreciation and intangible asset amortization; • Equity-based compensation and allocations of net income to limited partnership units and FPUs; • Impairment of long-lived assets; • (Gains) losses on equity method investments; and • Certain other non-cash GAAP items, such as non-cash charges of amortized rents incurred by the Company for its new UK based headquarters. The Company’s management believes that its Adjusted EBITDA measure is useful in evaluating BGC’s operating performance, because the calculation of this measure generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which would include impairment Page 16 charges of goodwill and intangibles created from acquisitions. Such items may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses this measure to evaluate operating performance and for other discretionary purposes. BGC believes that Adjusted EBITDA is useful to investors to assist them in getting a more complete picture of the Company’s financial results and operations. Since BGC’s Adjusted EBITDA is not a recognized measurement under GAAP, investors should use this measure in addition to GAAP measures of net income when analyzing BGC’s operating performance. Because not all companies use identical EBITDA calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow or GAAP cash flow from operations because the Company’s Adjusted EBITDA does not consider certain cash requirements, such as tax and debt service payments. For more information regarding Adjusted EBITDA, see the section of this document and/or the Company’s most recent financial results press release titled “Reconciliation of GAAP Net Income (Loss) Available to Common Stockholders to Adjusted EBITDA”, including the footnotes to the same, for details about how BGC’s non-GAAP results are reconciled to those under GAAP. Timing of Outlook for Certain GAAP and Non-GAAP Items BGC anticipates providing forward-looking guidance for GAAP revenues and for certain non-GAAP measures from time to time. However, the Company does not anticipate providing an outlook for other GAAP results. This is because certain GAAP items, which are excluded from Adjusted Earnings and/or Adjusted EBITDA, are difficult to forecast with precision before the end of each period. The Company therefore believes that it is not possible for it to have the required information necessary to forecast GAAP results or to quantitatively reconcile GAAP forecasts to non-GAAP forecasts with sufficient precision without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The relevant items that are difficult to predict on a quarterly and/or annual basis with precision and may materially impact the Company’s GAAP results include, but are not limited, to the following: • Certain equity-based compensation charges that may be determined at the discretion of management throughout and up to the period-end; • Unusual, one-time, non-ordinary, or non-recurring items; • The impact of gains or losses on certain marketable securities, as well as any gains or losses related to associated mark-to- market movements and/or hedging. These items are calculated using period-end closing prices; • Non-cash asset impairment charges, which are calculated and analyzed based on the period-end values of the underlying assets. These amounts may not be known until after period-end; • Acquisitions, dispositions and/or resolutions of litigation, which are fluid and unpredictable in nature. Page 17

Liquidity Defined BGC may also use a non-GAAP measure called “liquidity”. The Company considers liquidity to be comprised of the sum of cash and cash equivalents, reverse repurchase agreements (if any), securities owned, and marketable securities, less securities lent out in securities loaned transactions and repurchase agreements (if any). The Company considers liquidity to be an important metric for determining the amount of cash that is available or that could be readily available to the Company on short notice. For more information regarding Liquidity, see the section of this document and/or the Company’s most recent financial results press release titled “Liquidity Analysis”, including any footnotes to the same, for details about how BGC’s non-GAAP results are reconciled to those under GAAP. Page 18

BGC PARTNERS, INC. RECONCILIATION OF GAAP INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES TO ADJUSTED EARNINGS AND GAAP FULLY DILUTED EPS TO POST-TAX ADJUSTED EPS (in thousands, except per share data) (unaudited) Q3 2021 Q3 2020 GAAP income (loss) from operations before income taxes $ (20,633) $ 17,273 Pre-tax adjustments: Compensation adjustments: Equity-based compensation and allocations of net income to limited partnership units and FPUs (1) 78,490 33,007 Other Compensation charges (2) 5,585 3,050 Total Compensation adjustments 84,075 36,057 Non-Compensation adjustments: Amortization of intangibles (3) 4,959 7,204 Acquisition related costs 85 (26) Impairment charges 575 437 Other (4) 12,832 11,255 Total Non-Compensation adjustments 18,451 18,870 Other income (losses), net adjustments: Losses (gains) on divestitures (92) 9 Fair value adjustment of investments (5) (154) 990 Other net (gains) losses (6) (2,570) (4,845) Total other income (losses), net adjustments (2,816) (3,846) Total pre-tax adjustments 99,710 51,081 Adjusted Earnings before noncontrolling interest in subsidiaries and taxes $ 79,077 $ 68,354 GAAP net income (loss) available to common stockholders $ (11,402) $ 8,850 Allocation of net income (loss) to noncontrolling interest in subsidiaries (7) (3,197) 544 Total pre-tax adjustments (from above) 99,710 51,081 Income tax adjustment to reflect adjusted earnings taxes (8) (10,639) 697 Post-tax adjusted earnings $ 74,472 $ 61,172 Per Share Data GAAP fully diluted earnings (loss) per share $ (0.03) $ 0.02 Less: Allocations of net income (loss) to limited partnership units, FPUs, and noncontrolling interest in subsidiaries, net of tax — — Total pre-tax adjustments (from above) 0.19 0.09 Income tax adjustment to reflect adjusted earnings taxes (0.02) 0.00 Post-tax adjusted earnings per share $ 0.14 $ 0.11 Fully diluted weighted-average shares of common stock outstanding 530,432 549,244 Dividends declared per share of common stock $ 0.01 $ 0.01 Dividends declared and paid per share of common stock $ 0.01 $ 0.01 Please see footnotes to this table on the next page. Page 19

(1) The components of equity-based compensation and allocations of net income to limited partnership units and FPUs are as follows (in thousands): Q3 2021 Q3 2020 Issuance of common stock and grants of exchangeability $ 47,177 $ 3,554 Allocations of net income 6,943 8,213 LPU amortization 19,861 18,455 RSU amortization 4,509 2,785 Equity-based compensation and allocations of net income to limited partnership units and FPUs $ 78,490 $ 33,007 (2) GAAP expenses in the third quarter of 2021 and 2020 included certain acquisition-related compensation expenses of $0.5 million and $0.5 million, respectively. GAAP expenses in the third quarter of 2021 and 2020 included certain one-off costs associated with the cost reduction program of $3.8 million and $1.6 million, respectively. The third quarter of 2021 and 2020 also included certain loan impairments related to the cost reduction program of $1.3 million and $0.9 million, respectively. (3) Includes non-cash GAAP charges related to the amortization of intangibles with respect to acquisitions. (4) GAAP expenses in the third quarter of 2021 and 2020 included Charity Day Contributions of $7.1 million and $1.1 million, respectively, as well as various other GAAP items. Pre-tax Adjusted Earnings in each presented period of 2020 exclude the impact of the employee theft of funds, including penalties and interest, and other immaterial revisions that have been made to previously issued financial statements. The above-referenced items are consistent with BGC’s normal practice of excluding certain GAAP gains and charges from Adjusted Earnings that management believes do not best reflect the ordinary results of the Company, including with respect to non-recurring or unusual gains or losses, as well as resolutions of litigation. (5) Includes non-cash gain of ($0.2) million and a non-cash loss of $1.0 million related to fair value adjustments of investments held by BGC in the third quarter of 2021 and 2020, respectively. (6) For the third quarters of 2021 and 2020, includes non-cash gains of ($1.8) million and ($1.5) million, respectively, related to BGC's investments accounted for under the equity method. The third quarter of 2021 also includes a net gain of ($0.8) million related to various other GAAP items, while the third quarter of 2020 also included a net gain of ($3.3) million related to various other GAAP items. (7) Primarily represents Cantor's pro-rata portion of net income. (8) BGC's GAAP provision for income taxes is calculated based on an annualized methodology. The Company's GAAP provision for income taxes was ($6.7) million and $8.6 million for the third quarters of 2021 and 2020, respectively. The Company includes additional tax-deductible items when calculating the provision for taxes with respect to Adjusted Earnings using an annualized methodology. These include tax-deductions related to equity-based compensation with respect to limited partnership unit exchange, employee loan amortization, and certain net-operating loss carryforwards. The non-GAAP provision for income taxes was adjusted ($10.6) million and $0.7 million for the third quarters of 2021 and 2020, respectively. As a result, the provision for income taxes with respect to Adjusted Earnings was $3.9 million and $7.9 million for the third quarters of 2021 and 2020, respectively. The calculation of taxes for Adjusted Earnings excluded the effect of the 2017 U.S. Tax Cuts and Jobs Act. Note: Certain numbers may not add due to rounding. Page 20

BGC PARTNERS, INC. FULLY DILUTED WEIGHTED-AVERAGE SHARE COUNT UNDER GAAP AND FOR ADJUSTED EARNINGS (in thousands) (unaudited) Q3 2021 Q3 2020 Common stock outstanding 387,121 363,244 RSUs — 219 Other — 1,139 Fully diluted weighted-average share count under GAAP 387,121 364,602 Non-GAAP Adjustments: Limited partnership units 72,582 119,975 Cantor units 55,131 52,363 Founding partner units 9,841 12,304 RSUs 4,195 — Other 1,562 — Fully diluted weighted-average share count for Adjusted Earnings 530,432 549,244 Note: BGC’s fully diluted weighted-average share count under GAAP may differ from the fully diluted weighted-average share count for Adjusted Earnings in order to avoid anti-dilution in certain periods. BGC PARTNERS, INC. LIQUIDITY ANALYSIS (in thousands) (unaudited) September 30, 2021 December 31, 2020 Cash and cash equivalents $ 450,830 $ 596,291 Securities owned 37,430 58,572 Marketable securities 348 349 Repurchase agreements (2,997) — Total Liquidity $ 485,611 $ 655,212 Page 21

BGC PARTNERS, INC. RECONCILIATION OF GAAP NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS TO ADJUSTED EBITDA (in thousands) (unaudited) Q3 2021 Q3 2020 GAAP net income (loss) available to common stockholders $ (11,402) $ 8,850 Add back: Provision (benefit) for income taxes (6,692) 8,558 Net income (loss) attributable to noncontrolling interest in subsidiaries (1) (2,539) (135) Interest expense 16,735 19,665 Fixed asset depreciation and intangible asset amortization 20,222 21,546 Impairment of long-lived assets 621 437 Equity-based compensation and allocations of net income to limited partnership units and FPUs (2) 78,490 33,007 (Gains) losses on equity method investments (3) (1,816) (1,302) Adjusted EBITDA $ 93,619 $ 90,626 (1) Primarily represents Cantor's pro-rata portion of net income. (2) Represents BGC employees' pro-rata portion of net income and non-cash and non-dilutive charges relating to equity-based compensation. See Footnote 1 to the table titled “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS” for more information. (3) For the third quarters of both 2021 and 2020, includes non-cash gains of ($1.8) million and ($1.5) million, respectively, related to BGC's investments accounted for under the equity method. The third quarter of 2020 also includes a net loss of $0.2 million related to an investment impairment. Page 22

Other Items of Note Unless otherwise stated, all results provided in this document compare the second quarter of 2021 with the year- earlier period. Certain reclassifications may have been made to previously reported amounts to conform to the current presentation and to show results on a consistent basis across periods. Certain numbers and percentage changes listed throughout this document may not sum due to rounding. About BGC Partners, Inc. BGC Partners, Inc. (“BGC”) is a leading global brokerage and financial technology company. BGC, through its various affiliates, specializes in the brokerage of a broad range of products, including Fixed Income (Rates and Credit), Foreign Exchange, Equities, Energy and Commodities, Shipping, and Futures. BGC, through its various affiliates, also provides a wide variety of services, including trade execution, brokerage, clearing, trade compression, post-trade, information, and other back-office services to a broad range of financial and non- financial institutions. Through its brands, including Fenics®, Fenics Market Data™, Fenics GO™, BGC®, BGC Trader™, Capitalab®, and Lucera®, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. BGC, BGC Trader, GFI, Fenics, Fenics Market Data, Capitalab, and Lucera are trademarks/service marks and/or registered trademarks/service marks of BGC and/or its affiliates. BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms. BGC’s Class A common stock trades on the Nasdaq Global Select Market under the ticker symbol “BGCP”. BGC is led by Chairman of the Board and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com. You can also follow BGC at https://twitter.com/bgcpartners, https://www.linkedin.com/company/bgc-partners and/or http://ir.bgcpartners.com/Investors/default.aspx. Discussion of Forward-Looking Statements about BGC Statements in this document regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward- looking statements. These include statements about the effects of the COVID-19 pandemic on the Company’s business, results, financial position, liquidity and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K. Media Contact: Karen Laureano-Rikardsen +1 212-829-4975 Investor Contact: Jason Chryssicas +1 212-610-2426 Page 23